Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Express Scripts Reports Strong First Quarter Earnings
Increases Midpoint of 2010 Earnings Guidance Range
     ST. LOUIS, April 28, 2010 — Express Scripts, Inc. (Nasdaq: ESRX) announced 2010 first quarter net income of $260.2 million, or $0.94 per diluted share. First quarter adjusted earnings per share, as detailed in Table 4, was $1.10 per diluted share, an increase of 25% over 2009.
First Quarter 2010 Review (2010 data reflected on an adjusted basis. See Tables 2 and 3)
•	Cash flow from continuing operations of $760.8 million, up 166% from 2009

•	Total adjusted claims of 186.6 million, up 50% from 2009

•	Gross profit of $719.4 million, up 35% from 2009

•	EBITDA of $545.7 million, up 44% from 2009

•	Repurchased 2.2 million shares for $218 million

•	Repaid $180.0 million of long-term debt
     “We began 2010 with a successful implementation of hundreds of new clients, and a strong start to the integration of the NextRx business with a focus on seamless execution” stated George Paz, president, chief executive officer and chairman. “Our solid financial performance reflects the work we do to make prescription drugs safer and more affordable.”
     “With the recent release of The Express Scripts 2009 Drug Trend Report, we have identified $163 billion in pharmacy-related waste in America due to behavior,” said Paz. “Through Consumerology, our advanced application of the behavioral sciences to healthcare, we are well-positioned to address the common behaviors that contribute to this waste to drive down costs, while improving health outcomes.”
     The Company continues to make progress executing its NextRx integration plan. The first major group of lives, representing over 15% of membership, was successfully migrated to Express Scripts’ IT systems. The migration of members to Express Scripts’ platform is an important step in attaining the organizations’ shared commitment of achieving optimal health outcomes while driving out wasteful spending. NextRx’s home delivery volume is now fulfilled from Express Scripts’ facilities and further footprint rationalization is progressing with the announcement of the closure of two NextRx contact centers.
Guidance
     The Company previously provided 2010 adjusted earnings per diluted share guidance in a range of $4.80 to $5.00. Based on strong underlying fundamentals, the Company now believes its 2010 adjusted earnings per share will be in a range of $4.85 to $5.00. Adjusted earnings per share excludes items as detailed in Table 5.
     The Company previously provided 2010 guidance highlights under the “Presentations” link in the Investor Information Section of its website.
     Express Scripts continues to expect the acquisition of NextRx to generate more than $1 billion of incremental EBITDA once fully integrated.
About Express Scripts
     Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through ConsumerologySM, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at www.express-scripts.com and www.consumerology.org.
SAFE HARBOR STATEMENT
     This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Q on file with the SEC. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.
     We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2010	2009

Revenues(1)	$11,143.9	$5,422.8
Cost of revenues (1)	10,478.9	4,888.7

Gross profit	665.0	534.1
Selling, general and administrative	210.9	178.6

Operating income	454.1	355.5

Other (expense) income:
Interest income	1.7	0.9
Interest expense	(42.8)	(17.1)

	(41.1)	(16.2)

Income before income taxes	413.0	339.3
Provision for income taxes	152.8	124.6

Net income from continuing operations	260.2	214.7
Net loss from discontinued operations, net of tax	—	(0.3)

Net income	$260.2	$214.4

Weighted average number of common shares outstanding during the period:
Basic:	274.9	247.6
Diluted:	277.9	249.3

Basic earnings per share:
Continuing operations	$0.95	$0.87
Discontinued operations	—	—
Net earnings	0.95	0.87

Diluted earnings per share:
Continuing operations	$0.94	$0.86
Discontinued operations	—	—
Net earnings	0.94	0.86

(1)	Includes retail pharmacy co-payments of $1,662.6 million and $822.7 million for the three months ended March 31, 2010 and 2009, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	March 31,	December 31,
(in millions, except share data)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$1,443.1	$1,070.4
Restricted cash and investments	10.0	9.1
Receivables, net	2,121.3	2,521.2
Inventories	297.0	313.0
Deferred taxes	141.0	135.0
Prepaid expenses and other current assets	27.2	94.8

Total current assets	4,039.6	4,143.5
Property and equipment, net	362.9	354.1
Goodwill	5,521.4	5,519.2
Other intangible assets, net	1,842.5	1,882.6
Other assets	32.5	31.8

Total assets	$11,798.9	$11,931.2

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$2,647.0	$2,850.7
Accounts payable	736.8	706.9
Accrued expenses	645.6	552.4
Current maturities of long-term debt	1,160.1	1,340.1
Current liabilities of discontinued operations	—	6.7

Total current liabilities	5,189.5	5,456.8
Long-term debt	2,492.8	2,492.5
Other liabilities	469.6	430.1

Total liabilities	8,151.9	8,379.4

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value per share; shares issued: 345,110,000 and 345,279,000, respectively; shares outstanding: 274,048,000 and 275,007,000, respectively	3.5	3.5
Additional paid-in capital	2,283.0	2,260.0
Accumulated other comprehensive income	18.0	14.1
Retained earnings	4,448.8	4,188.6

	6,753.3	6,466.2
Common stock in treasury at cost, 71,062,000 and 70,272,000 shares, respectively	(3,106.3)	(2,914.4)

Total stockholders’ equity	3,647.0	3,551.8

Total liabilities and stockholders’ equity	$11,798.9	$11,931.2

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended
	March 31,
(in millions)	2010	2009

Cash flows from operating activities:
Net income	$260.2	$214.4
Net loss from discontinued operations, net of tax	—	0.3

Net income from continuing operations	260.2	214.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59.7	24.6
Deferred financing fees	1.3	0.6
Non-cash adjustments to net income	39.5	20.5
Changes in operating assets and liabilities:
Claims and rebates payable	(203.7)	(15.3)
Other net changes in operating assets and liabilities	603.8	41.3

Net cash provided by operating activities — continuing operations	760.8	286.4
Net cash used in operating activities — discontinued operations	—	(0.1)

Net cash flows provided by operating activities	760.8	286.3

Cash flows from investing activities:
Purchases of property and equipment	(34.2)	(13.6)
Other	5.2	3.2

Net cash used in investing activities	(29.0)	(10.4)

Cash flows from financing activities:
Treasury stock acquired	(218.2)	—
Repayment of long-term debt	(180.0)	(80.0)
Tax benefit relating to employee stock compensation	26.7	0.3
Net proceeds (cash used) from employee stock plans	10.7	(1.4)

Net cash used in financing activities	(360.8)	(81.1)

Effect of foreign currency translation adjustment	1.7	(0.5)

Net increase in cash and cash equivalents	372.7	194.3
Cash and cash equivalents at beginning of period	1,070.4	530.7

Cash and cash equivalents at end of period	$1,443.1	$725.0

Table 1
Unaudited Consolidated Selected Information
(in millions)

	Three Months Ended
	March 31,
	2010	2009
Claims Volume
Network	149.0	94.2
Home Delivery & Specialty (1)	13.4	10.7

Total claims	162.4	104.9

Total adjusted claims(2)	186.6	124.1

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$—
Cost of revenues D&A	8.7	6.4
Selling, general and administrative D&A	22.5	18.2

Total D&A	$59.7	$24.6

Generic Fill Rate
Network	71.3%	69.0%
Home Delivery	59.4%	56.9%
Overall	70.2%	67.7%

(1)	These claims include home delivery, specialty and other claims including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBM’s clients under limited distribution contracts with pharmaceutical manufacturers and (c) Emerging Market claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims are typically 90 day claims.

(3)	Revenue amortization related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues.

Table 2
Calculation of Adjusted Gross Profit and SG&A
(in millions)

	Three Months Ended
	March 31,
	2010	2009
Gross profit, as reported	$665.0	$534.1
Amortization of NextRx-related intangible assets (1)	28.5	—
Non-recurring integration related costs (2)	25.9	—

Adjusted gross profit	$719.4	$534.1

Selling, general and administrative expenses, as reported	$210.9	$178.6
Amortization of legacy intangible assets (3)	8.7	8.7
Amortization of NextRx-related intangible assets (4)	1.6	—
Non-recurring integration related costs (2)	6.0	—

Adjusted selling, general and administrative expenses	$194.6	$169.9

The Company is providing adjusted gross profit and selling, general and administrative expenses excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

(1)	Revenue amortization related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($18.0 million net of tax) is included as a reduction to revenue in Q1 2010.

(2)	Integration related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $25.9 million ($16.3 million net of tax) incurred in Q1 2010 and included in cost of revenues. Additionally, the Company incurred costs of $6.0 million ($3.8 million net of tax) in Q1 2010 included in selling, general and administrative expense.

(3)	This adjustment represents the effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.7 million ($5.5 million net of tax) is included in selling, general and administrative expense for both Q1 2010 and Q1 2009.

(4)	This adjustment represents the effect of the NextRx related intangible amortization. Intangible amortization of $1.6 million ($1.0 million net of tax) is included in selling, general and administrative expense in Q1 2010.

Table 3
EBITDA Reconciliation
(in millions, except per claim data)
The following is a reconciliation of net income from continuing operations to EBITDA(1) from continuing operations. The Company believes net income is the most directly comparable measure calculated under Generally Accepted Accounting Principles.

	Three Months Ended
	March 31,
	2010	2009
Net income from continuing operations, as reported	$260.2	$214.7
Provision for income taxes	152.8	124.6
Depreciation and amortization	59.7	24.6
Interest expense, net	41.1	16.2

EBITDA from continuing operations, as reported	513.8	380.1
Non-recurring integration related costs (2)	31.9	—

Adjusted EBITDA from continuing operations	$545.7	$380.1

Total adjusted claims	186.6	124.1

Adjusted EBITDA per adjusted claim	$2.92	$3.06
The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

(1)	EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, this definition and calculation of EBITDA may not be comparable to that used by other companies.

(2)	Integration related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $25.9 million ($16.3 million net of tax) incurred in Q1 2010 and included in cost of revenues. Additionally, the Company incurred costs of $6.0 million ($3.8 million net of tax) in Q1 2010 included in selling, general and administrative expense.

Table 4
Calculation of Adjusted EPS from Continuing Operations

	Three Months Ended
	March 31,
	2010	2009
	(per diluted share)
EPS, as reported	$0.94	$0.86

Non-recurring items:
Integration related costs (1)	0.07	—

Amortization of:
Legacy intangible assets (2)	0.02	0.02

NextRx-related intangible assets (3)	0.07	—

Adjusted EPS	$1.10	$0.88
The Company is providing diluted earnings per share excluding the impact of non-recurring charges and intangibles amortization in order to compare the underlying financial performance to prior periods.

(1)	Integration related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $25.9 million ($16.3 million net of tax) incurred in Q1 2010 and included in cost of revenues. Additionally, the Company incurred costs of $6.0 million ($3.8 million net of tax) in Q1 2010 included in selling, general and administrative expense.

(2)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.7 million ($5.5 million net of tax) is included in selling, general and administrative expense for both Q1 2010 and Q1 2009.

(3)	This adjustment represents the per share effect of the NextRx related intangible amortization. Intangible amortization of $28.5 million ($18.0 million net of tax) is included as a reduction to revenue in Q1 2010. Intangible amortization of $1.6 million ($1.0 million net of tax) is included in selling, general and administrative expense in Q1 2010.

Table 5
2010 Guidance Information

	Estimated
	Year Ended
	December 31, 2010
	(per diluted share)

Revised adjusted EPS guidance	$4.85	to	$5.00

GAAP items not included in guidance:(4)

Non-recurring charges related to the NextRx transaction (1)	0.27	to	0.34

Amortization of legacy intangible assets (2)	0.08		0.08

Amortization of NextRx-related intangible assets (3)	0.27		0.27

(1)	The Company estimates costs related to the NextRx integration of $120.0 million — $150.0 million ($75.4 — $94.2 million net of tax) will be incurred in 2010 for expenses related to transition services, integration, site closures and severance. To date, integration costs of $31.9 million ($20.1 million after tax) have been incurred.

(2)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangibles amortization of approximately $34.3 million ($21.5 million after tax) will be included in selling, general and administrative expense in 2010.

(3)	This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangibles amortization of approximately $114.0 million ($71.6 million net of tax) will be included as a reduction to revenue in 2010. Intangibles amortization of $6.5 million ($4.1 million net of tax) will be included in selling, general and administrative expense in 2010.

(4)	2010 EPS guidance excludes any impact of potential impairment charges related to the Emerging Markets segment.